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                                                                EXHIBIT 10(a)19

                                AMENDMENT NO. 21

                                     TO THE

                                UPS THRIFT PLAN


        WHEREAS, United Parcel Service of America, Inc. and its affiliated corporations heretofore established, effective as of July 14, 1960, the UPS Thrift Plan (the "Plan") for the benefit of their eligible employees, in order to provide benefits to those employees upon their retirement, death or other separation from service; and

        WHEREAS, the Plan as adopted and amended from time to time, was amended and restated in its entirety, replacing all of the provisions of the Plan then in effect, effective as of January 1, 1976, to comply with the Employee Retirement Income Security Act of 1974 ("ERISA"); and

        WHEREAS, the Plan has been amended further since January 1, 1976, the most recent being Amendment No. 20, effective as of August 28, 1995; and

        WHEREAS, it is desired to amend the Plan further to extend the special withdrawal opportunity provided in Section 9.7 and to reflect the Board of Directors intention not to immediately terminate the Plan upon receipt of a favorable determination letter from the Internal Revenue Service:

        NOW THEREFORE, pursuant to the authority vested in the Board of Directors by Section 16.1 of the Plan, the Plan and the Trust Agreement forming a part thereof, the Plan is hereby amended as follows, effective October 31, 1995:

        1. The date "October 31, 1995" in the first sentence of Section 9.7 is replaced by the date "November 3, 1995."

        2. Paragraph 2(b) of Amendment No. 20 to the Plan is amended in its entirety to read as follows:

            (b) The Trustee and the Administrative Committee shall remain in office and shall continue to conduct the affairs of the Plan, including the investment of Plan assets, the distribution of Plan benefits to Participants, and the payment of the administrative expenses of the Plan to the extent not otherwise paid by the Company, all in accordance with the terms and conditions of the Plan and Trust Agreement forming a part thereof.

        3.  Paragraph 2(c) of Amendment No. 20 to the Plan is deleted.




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        IN WITNESS WHEREOF, United Parcel Service of America, Inc., based upon action by its Board of Directors, has caused this Amendment No. 21 to be executed this 21st day of December, 1995


ATTEST:                                 UNITED PARCEL SERVICE OF AMERICA, INC.



/S/ Joseph R. Moderow                   /S/ Kent C. Nelson
- ---------------------------------       -------------------------------------
Secretary                               Chairman




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